EXHIBIT 1

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13G to which this Agreement is annexed as Exhibit 1, and any amendments thereto, is and will be filed on behalf of each of them in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Jones Lang LaSalle Co-Investment, Inc.
Signature:	/s/ Gordon Repp
Name/Title:	Gordon Repp, Assistant Secretary
Date:	05/15/2025

JONES LANG LASALLE INC
Signature:	/s/ Gordon Repp
Name/Title:	Gordon Repp, Assistant Secretary
Date:	05/15/2025